UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.  Other Events.

On November 18, 2009, Iron Mountain Incorporated (the “Company”) issued a press release announcing that Ramana Venkata will replace John Clancy as president of Iron Mountain Digital, the Company’s technology business unit. As president, Mr. Venkata will report directly to Bob Brennan, president and chief executive officer of the Company and will be responsible for architecting the future of Iron Mountain Digital and executing strategies to build, sell and deliver integrated digital information management services worldwide. Mr. Clancy will depart the Company on December 31, 2009 to become a CEO in Residence at Schooner Capital LLC.

Mr. Venkata most recently served as chief operating officer of Iron Mountain Digital where he was responsible for structuring the organization for its next phase of growth, with an approach that integrates services into a holistic solution suite.  Mr. Venkata joined the Company in 2007 as senior vice president and general manager of Stratify, Inc., an eDiscovery firm founded by Mr. Venkata and acquired by the Company in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

		By:	/s/ Ernest W. Cloutier
		Name:	Ernest W. Cloutier
		Title:	SVP and General Counsel

Date:	November 18, 2009